Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                          Master Servicer's Certificate

                                                           Due Period  9/30/2003
                                                   Determination Date 10/15/2003
                                                    Distribution Date 10/20/2003

I     Available in Certificate Account

      Principal collected on Mortgage Loans                                                                          21,256,043.19
      All Liquidation Proceeds with respect to Principal                                                                      0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                       0.00
      Substitution Adjustment with respect to Principal                                                                       0.00
      Amount transferred from Pre-Funding Account                                                                             0.00
                                                                                                                     -------------

            Principal Distribution Amount                                                                            21,256,043.19

      Interest collected on Mortgage Loans                                                                            5,786,343.51
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      All Liquidation Proceeds with respect to Interest                                                                       0.00
      Substitution Adjustment with respect to Interest                                                                        0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                   759,587.09
      Reimbursement of previous months Servicer Advances                                                               (391,471.88)
      Compensating Interest                                                                                               1,515.29
      Investment Earnings on the Certificate Account                                                                          0.00
      Investment Earnings on the Prefunding Account                                                                           0.00
                                                                                                                     -------------

            Interest Remittance Amount                                                                                6,155,974.01

      Amount not Required to be deposited                                                                                     0.00

            Total available in the Certificate Account                                                               27,412,017.20


II    Distributions                                                                         Per $ 1,000                 Amount
                                                                                            -----------              -------------

1.  Aggregate Class A-1 Distribution                                                        81.97987330              24,102,082.75

2.  Aggregate Class A-2 Distribution                                                         1.95833333                 417,125.00

3.  Aggregate Class A-3 Distribution                                                         2.32500000                 134,850.00

4.  Aggregate Class A-4 Distribution                                                         3.27500000                 373,350.00

5.  Aggregate Class A-5 Distribution                                                         4.15000000                 137,157.50

6.  Aggregate Class A-6 Distribution                                                         3.38333330                 318,033.33

7.  Aggregate Class A-IO Distribution                                                        4.16666669                 666,666.67

8.  Aggregate Class M-1 Distribution                                                         3.89166660                 210,344.58

9.  Aggregate Class M-2 Distribution                                                         4.21666667                 178,365.00

10  Aggregate Class B Distribution                                                           4.58333324                 172,333.33

11. Aggregate Class X-IO Distribution                                                                                         0.00

12. Aggregate Class R Distribution                                                                                            0.00

13. Aggregate Master Servicer Distribution                                                                              701,709.04
                                                                                                                     -------------

            Total Distributions =                                                                                    27,412,017.20

III   Certificate Class Balances                                                              Factor %                  Amount
                                                                                           -------------            --------------

      Opening  Senior Class A  Certificate  Balances as reported on the prior
      Monthly Master Servicer Report:

            (a) Class A-1                                                                   66.68314871%            196,048,457.21
            (b) Class A-2                                                                  100.00000000%            213,000,000.00
            (c) Class A-3                                                                  100.00000000%             58,000,000.00
            (d) Class A-4                                                                  100.00000000%            114,000,000.00
            (e) Class A-5                                                                  100.00000000%             33,050,000.00
            (f) Class A-6                                                                  100.00000000%             94,000,000.00
                                                                                                                    --------------
                                                                                                                    708,098,457.21

            (g) Class A-IO                                                                 100.00000000%            160,000,000.00

      Opening Subordinated Class M & B Certificate Balances as reported on the prior Monthly Master Servicer Report:

            (a) Class M-1                                                                  100.00000000%             54,050,000.00
            (b) Class M-2                                                                  100.00000000%             42,300,000.00
            (c) Class B                                                                    100.00000000%             37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount No. Amount                                                                     No.         Amount
                                                                                                            ---      -------------
            (a) Stated principal collected                                                                            1,550,066.14
            (b) Principal Prepayments                                                                       218      19,705,977.05
            (c) Liquidation Proceeds                                                                                          0.00
            (d) Repurchased Mortgage Loans                                                                    0               0.00
            (e) Substitution Adjustment related to Principal                                                                  0.00
            (f) Amount Transferred from Pre-Funding Account                                                                   0.00
                                                                                                                     -------------
                  Total Principal Distribution                                                                       21,256,043.19

1(b). Subordination Increase Amount                                                                                   2,661,536.18

2(a). Class A Principal Distribution Amount:

                                                                                            Per $ 1,000
                                                                                            -----------
            (a) Class A-1                                                                   81.35231078              23,917,579.37
            (b) Class A-2                                                                    0.00000000                       0.00
            (c) Class A-3                                                                    0.00000000                       0.00
            (d) Class A-4                                                                    0.00000000                       0.00
            (e) Class A-5                                                                    0.00000000                       0.00
            7.  Class A-6
                  (a) Class A-6 Lockout Percentage                                                          0.00%
                  (b) Class A-6 Lockout Distribution Amount                                  0.00000000                       0.00

2(b). Class M & B Principal Distribution Amount :
            1. Class M-1                                                                     0.00000000                       0.00
            2. Class M-2                                                                     0.00000000                       0.00
            3. Class B                                                                       0.00000000                       0.00

2(c) Class M & B Applied Realized Losses:

            1. Class M-1                                                                     0.00000000                       0.00
            2. Class M-2                                                                     0.00000000                       0.00
            3. Class B                                                                       0.00000000                       0.00

                                                                                             Factor %                   Amount
                                                                                           ------------             --------------
      Ending Senior Class A Certificate Balances after distributions of principal on this Monthly Master Servicer Report:

            (a) Class A-1                                                                   58.54791763%            172,130,877.84
            (b) Class A-2                                                                  100.00000000%            213,000,000.00
            (c) Class A-3                                                                  100.00000000%             58,000,000.00
            (d) Class A-4                                                                  100.00000000%            114,000,000.00
            (e) Class A-5                                                                  100.00000000%             33,050,000.00
            (f) Class A-6                                                                  100.00000000%             94,000,000.00
                                                                                                                    --------------
                                                                                                                    684,180,877.84

            (g) Class A-IO                                                                 100.00000000%            160,000,000.00

      Ending Subordinated Class M & B Certificate Balances after distributions of principal on this Monthly Master Servicer Report:

            (a) Class M-1                                                                  100.00000000%             54,050,000.00
            (b) Class M-2                                                                  100.00000000%             42,300,000.00
            (c) Class B                                                                    100.00000000%             37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates applicable Pass-Through Rate

                   1. Class A-1                                                            1.21000%
                   2. Class A-2                                                            2.35000%
                   3. Class A-3                                                            2.79000%
                   4. Class A-4                                                            3.93000%
                   5. Class A-5                                                            4.98000%
                   6. Class A-6                                                            4.06000%
                   7. Class A-IO                                                           5.00000%
                   8. Class M-1                                                            4.67000%
                   9. Class M-2                                                            5.06000%
                  10. Class B 5.50000%

      INTEREST REMITTANCE AMOUNT

        1. Interest collected on Mortgage Loans                                            5,786,343.51
        2. Interest advanced on Mortgage Loans                                               368,115.21
        3. Compensating Interest on Mortgage Loans                                             1,515.29
        4. Substitution Adjustment interest                                                        0.00
        5. Purchase Price interest on repurchased accounts                                         0.00
        6. Liquidation Proceeds interest portion                                                   0.00
        7. Investment Earning in the Pre-Funding Account                                           0.00
                  TOTAL INTEREST REMITTANCE AMOUNT                                                                    6,155,974.01

      Current Interest Requirement

                   1. Class A-1  @ applicable Pass-Through Rate                                                         184,503.38
                   2. Class A-2 @ applicable Pass-Through Rate                                                          417,125.00
                   3. Class A-3 @ applicable Pass-Through Rate                                                          134,850.00
                   4. Class A-4 @ applicable Pass-Through Rate                                                          373,350.00
                   5. Class A-5 @ applicable Pass-Through Rate                                                          137,157.50
                   6. Class A-6 @ applicable Pass-Through Rate                                                          318,033.33
                   7. Class A-IO @ applicable Pass-Through Rate                                                         666,666.67
                   8. Class M-1 @ applicable Pass-Through Rate                                                          210,344.58
                   9. Class M-2 @ applicable Pass-Through Rate                                                          178,365.00
                  10. Class B @ applicable Pass-Through Rate                                                            172,333.33

      Class Interest Carryover Shortfall

                   1. Class A-1                                                                     0.00
                   2. Class A-2                                                                     0.00
                   3. Class A-3                                                                     0.00
                   4. Class A-4                                                                     0.00
                   5. Class A-5                                                                     0.00
                   6. Class A-6                                                                     0.00
                   7. Class A-IO                                                                    0.00
                   8. Class M-1                                                                     0.00
                   9. Class M-2                                                                     0.00
                  10. Class B                                                                       0.00

      Certificates Interest Distribution Amount
                                                                                            Per $ 1,000
                                                                                            -----------
                   1. Class A-1                                                              0.62756252                 184,503.38
                   2. Class A-2                                                              1.95833333                 417,125.00
                   3. Class A-3                                                              2.32500000                 134,850.00
                   4. Class A-4                                                              3.27500000                 373,350.00
                   5. Class A-5                                                              4.15000000                 137,157.50
                   6. Class A-6                                                              3.38333330                 318,033.33
                   7. Class A-IO                                                             4.16666669                 666,666.67
                   8. Class M-1                                                              3.89166660                 210,344.58
                   9. Class M-2                                                              4.21666667                 178,365.00
                  10. Class B                                                                4.58333324                 172,333.33

VI    Credit Enhancement Information

                                                                                                                         Total

            (a) Senior Enhancement Percentage                                                                            17.48%

            (b) OC Spread Holiday in effect?                                                                                NO

            (c) Overcollateralization Amount:

                  1. Opening Overcollateralization Amount                                                             8,310,732.24
                  2. Ending Overcollateralization Amount                                                             10,972,268.42
                  3. Required Overcollateralization Amount                                                           31,020,000.00
                  4. Subordination Deficiency                                                                        20,047,731.58
                  5. Excess Overcollateralization Amount                                                                      0.00

VII   Trigger Information

            1. (a) 60+ Delinquency  Percentage                                                                                0.87%
               (b) Delinquency Event in effect (Rolling Three Month > 45% of Sr. Enhancement) ?                                 NO

            2. (a) Cumulative Loss Percentage                                                                                 0.01%
               (b) Applicable Loss Percentage for current  Distribution                                                       2.50%
               (c) Cumulative Loss Trigger Event in effect                                                                      NO

VIII  Pool Information                                                                                      No.         Amount
                                                                                                           -----    --------------

            (a) Closing Mortgage Loan Principal Balance:                                                   9,347    829,103,146.26

            (b) Principal Balance of Balloon Mortgage Loans                                                   27      2,085,683.88

            (c) Weighted Average Mortgage Rate:                                                                              8.163%

            (d) Weighted Average Net Mortgage Rate:                                                                          7.677%

            (e) Net Weighted Average Coupon Cap:                                                                             6.736%

            (f) Net Weighted Average Coupon Cap for A-1 Class only                                                           7.217%

            (g) Weighted Average Remaining Maturity:                                                                        321.55

            (h) Weighted Average Original Maturity:                                                                         332.00

IX    Delinquency Information                                                                         No.      %         Amount
                                                                                                      ----------------------------

      A. Fixed Rate Mortgage Loans:

            (a) Delinquent Contracts:

                  1. 31 - 59 Day Accounts                                                             163    1.58%   13,133,377.78
                  2. 60 - 89 Day Accounts                                                              42    0.49%    4,028,663.01
                  3. 90+  Day Accounts                                                                 96    0.94%    7,779,852.80

            (b) Mortgage Loans - In Foreclosure                                                        50    0.51%    4,257,909.97
            (c) REO Property Accounts                                                                   6    0.04%      343,532.13

X     Realized Losses                                                                                 No.                Amount
                                                                                                      ---            -------------

            1. (a) Gross Realized Losses during the period                                              0                     0.00

               (b) Realized Losses during the period                                                                          0.00

               (c) Cumulative Gross Realized Losses                                                     2               238,341.39

               (d) Cumulative Realized Losses                                                                           119,228.22

               (e) Cumulative Applied Realized Losses

                        i. Class B                                                                                            0.00
                       ii. Class M-1                                                                                          0.00
                      iii. Class M-2                                                                                          0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee

                        i. Monthly Servicing Fee                                                                        354,316.33
                       ii. Mortgage Fees                                                                                347,392.71
                      iii. Certificate Account Investment Earnings                                                            0.00

         (b) Amount of prior unpaid Master Servicing Fees paid with this distribution                                         0.00

         (c) Total Master Servicing Fees paid with this distribution                                                    701,709.04

         (d) Amount of unpaid Master Servicing Fees as of this distribution                                                   0.00


      2. (a) Opening Master Servicer Advance Balance                                                                  3,120,352.60

         (b) Current Advance (exclusive of Compensating Interest)                                                       759,587.09

         (c) Reimbursement of prior Master Servicer Advances                                                           (391,471.88)
                                                                                                                      ------------

         (d) Ending Master Servicer Advance Balance                                                                   3,488,467.81

      3. Current period Compensating Interest                                                                             1,515.29

      4. (a) Stepdown Date in effect ?                                                                       NO

      5. Aggregate principal balance of Subsequent Mortgage Loans purchased by the Trust
         on the related Distribution Date:                                                                                    0.00

      6. (a) Beginning Amount of the Pre-Funding Account                                                                      0.00
      6. (b) Principal Balance Purchased by the Trust                                                                         0.00
      6. (c) Pre-Fuding Balance after the above Purchase (6b) to be paid  as an
             additional principal to the Noteholders.                                                                         0.00
      6. (d) Ending Amout of the Pre-Funding Account                                                                          0.00

         (d) Amount of Investment Earnings in the Pre-Funding Account                                                         0.00

      7.   Aggregate principal balance of Subsequent Mortgage Loans (during Funding Period)                 1,205   120,916,357.55